Franklin Valuemark Classic

A Flexible Premium Variable Annuity
Issued by Allianz Life Insurance Company of North America         DA__________

______________________________________________________________________________

1.CONTRACT OWNER   Must be age 90 or younger

     Name      Last                First                        Middle

     ________________________________________________________________________
     (If the Contract Owner is a trust, please include Trust Name, Trust Date, and the Trust Beneficial Owner(s))

     Address         Street Address                         Apartment Number

     City                            State                        Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                   (If the Contract Owner is a     ____Male
     Daytime Telephone (   )       trust, list the date(s) of birth
                                   for the beneficial owner(s))
______________________________________________________________________________

2.JOINT OWNER(Optional)
      Must be age 90 or younger.  Must be the Spouse of the Contract Owner.

     Name      Last                First                        Middle

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
     Daytime Telephone (   )
______________________________________________________________________________

3.ANNUITANT
      Must be age 90 or younger. Must complete if different than Contract owner.

     Name      Last                First                        Middle

     Address        Street Address                           Apartment Number

     City                          State                          Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
 Daytime Telephone________________Relationship to Contract Owner____________

______________________________________________________________________________

4.BENEFICIARY(IES) DESIGNATION

     Primary Beneficiary(ies):          Contingent Beneficiary(ies)
     (At the Contract Owner's
     death, the surviving
     Joint Owner becomes the
     Primary Beneficiary.)

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner

   Name                                 Name
   Relationship to Contract Owner       Relationship to Contract Owner

______________________________________________________________________________

5. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or
annuity?                            ___Yes - Please include appropriate form.

                                    ___ No
______________________________________________________________________________

6. TAX QUALIFIED PLANS

Is this annuity part of a Tax
Qualified Plan?    ____ Yes  ____No  If yes, please select one of the following.

                              ___IRA Transfer/Rollover ___403(b)TSA
                              ___Regular Contribution
                                 for Tax Year________
                              ___Roth IRA              ___401 (Corporate Plan)
                                                       ___Other _______________
______________________________________________________________________________

7.PURCHASE PAYMENT

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD or Mutual Fund Redemption. (If checked, please attach the appropriate forms).
______________________________________________________________________________

8.PURCHASE PAYMENT ALLOCATION

     You may select up to 10 funds. Use whole percentages. The allocations you indicate below will become your allocations on all future payments until you notify us of a change.


CAPITAL GROWTH
___%Capital Growth Fund
___%Global Health Care
    Securities Fund                     INCOME
___%Mutual Discovery Securities Fund    ___%High Income Fund
___%Natural Resources Securities Fund   ___%Templeton Global Income Securities
___%Small Cap Fund                          Fund
___%Templeton Developing Markets        ___%U.S. Government Securities Fund
    Equity Fund                         ___%Zero Coupon Fund 2005
___%Templeton Global Growth Fund        ___%Zero Coupon Fund 2010
___%Templeton International Equity
    Fund
___%Templeton International Smaller     CAPITAL PRESERVATION AND INCOME
    Companies Fund                      ___%Money Market Fund
___%Templeton Pacific Growth Fund
                                        FIXED
GROWTH AND INCOME                       ___%Allianz Life Fixed Account
___%Global Utilities Securities Fund        (select one of the options below)
___%Growth and Income Fund              ___Dollar Cost Averaging Fixed Option
___%Income Securities Fund              ___Standard Dollar Cost Averaging Option
___%Mutual Shares Securities Fund
___%Real Estate Securities Fund
___%Rising Dividends Fund
___%Templeton Global Asset Allocation   ___TOTAL (Must Equal 100%)
   Fund
___%Value Securities Fund

______________________________________________________________________________

9. Premier Protection Package Election

The Franklin Valuemark Classic automatically includes a basic Guaranteed Minimum Protection Benefit that is applicable to contracts owned for the benefit of an individual. This provides a death benefit and an income benefit (which provides for guaranteed minimum payments during the Annuity Payment Period). This benefit is equal to the greater of : 1)Contract Value or 2) Purchase Payments less proportionate withdrawals. The income benefit is subject to a 7 year waiting period.

Check the following box if you want to choose the "Premier Protection Package" which provides both an enhanced death benefit and an enhanced income benefit. An additional charge is assessed to the Contract Owner for this feature. Upon making this selection, it cannot be changed. This selection can only be made at the time of initial Purchase Payment. Refer to the Prospectus for additional information.

___The Premier Protection Package includes both a death benefit and an income benefit determined by the greater of: 1)Purchase Payments less proportionate withdrawals accumulated at 5% interest on each Contract Anniversary up to the Contract Owner's attained age of 81; or 2) The greatest Contract Anniversary Value less proportionate withdrawals up to the Contract Owner's attained age of
81. The income  benefit is  subject  to a 7 year  waiting  period.

If you do not check  this  box,  you will NOT  receive  the  Premier  Protection
Package.

Note: Contracts that are not owned for the benefit of an individual are not eligible for the Premier Protection Package.

______________________________________________________________________________

10. INCOME DATE

  Selected Income Date  ___- 01 -___ The Income Date (Annuitization Date) may be
                                     no earlier than two  years
                                     after the Issue Date. The income date does
                                     not take effect until at least 7 years
                                     after the Issue Date.
______________________________________________________________________________

11.TELEPHONE AUTHORIZATION

___ I/We authorize Allianz Life Insurance Company of North America (Allianz
Life) to honor telephone instructions from the Contract Owner(s) to transfer contract values among the funds and the fixed account and to disburse partial surrenders.

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to accept telephone instructions from the Registered Rep/Agent of Record for this contract and/or the Representative's Assistant(s)to transfer contract values among the funds and the fixed account.

If no selection is indicated, telephone access authorization will be permitted for the Contract Owner only. This authorization is subject to the terms and provisions in the contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

For partial withdrawals, Allianz Life's sole responsibility is to send a check payable to the Contract Owner(s) address, or wire the proceeds to the Contract Owner's account at a commercial bank (a savings bank may not be used) or to the Contract Owner's account at a member firm of a national securities exchange.

______________________________________________________________________________


12. BY SIGNING BELOW, THE CONTRACT OWNER UNDERSTANDS THAT OR AGREES TO

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my insurance investment objectives, financial situation, and financial needs. It is a long term commitment to meet insurance needs and financial goals. I understand that the annuity value for payments allocated to the variable sub-accounts may increase or decrease depending on the contract's investment results, and that no minimum cash value is guaranteed on the variable sub-accounts. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

___________________________________     ______________________________________
Contract Owner's Signature              Joint Owner's Signature (or Trustee,
  (or Trustee, if applicable)                                   if applicable)
___________________________________     ______________________________________
Signed At (City, State)                  Date Signed

____Please send me a Statement of Additional Information
______________________________________________________________________________

13.BY SIGNING BELOW, THE REGISTERED REPRESENTATIVE/AGENT CERTIFIES THAT

-I am NASD registered and state licensed for variable annuity contracts in the state where this application is written and delivered; and -I provided the Contract Owner(s) with the most current Prospectus; and -To the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, attach a copy of each disclosure statement and list of companies involved.

___________________________________     ______________________________________
Registered Representative Name (Print)  Registered Representative Name (Print)

___________________________________     ______________________________________
Registered Representative Signature     Registered Representative Signature

___________________________________     ______________________________________
Broker Dealer Name                      Authorized signature of Broker Dealer
                                        if required

______________________________________________________________________________
Branch Address                          Branch Telephone Number


                                        Comm:  A B C D (circle one)
______________________________________________________________________________

14.MAIL APPLICATIONS TO

Allianz Life-Valuemark Service Center   For Overnight Delivery:
c/o PNC Bank                            Allianz Life Valuemark Service Center
Box 824240                              c/o PNC Bank
Philadelphia, PA  19182-4240            Attn:  Box 4240
                                        Route 38 and East Gate Drive
                                        Moorestown, NJ    08057-4240
______________________________________________________________________________

15.HOME OFFICE USE ONLY  (EXCEPT IN WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Owner(s); however, any material change must be accepted in writing by the Contract Owner(s).